EX-99.e.1.ii

AMENDMENT NO. 1

TO SCHEDULE I

TO THE DISTRIBUTION AGREEMENT

AS OF OCTOBER 1, 2013

     This Schedule to the Distribution Agreement between Delaware Group Global & International Funds and Delaware Distributors, L.P. entered into as of May 15, 2003 and amended and restated on January 4, 2010 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

			Portion
		Total 12b-1	designated as
		Plan Fee Rate	Service Fee
		(per annum	Rate (per
		of the Series’	annum of the
Series Name	Class Names	average daily	Series’	Effective Date
		net assets	average daily
		represented	net assets
		by shares of	represented
		the Class)	by shares of
			the Class)
Delaware Emerging Markets Fund	Class A	.25%		April 19, 2001
	Class B	1.00%	1.00%	April 19, 2001
	Class C	1.00%	1.00%	April 19, 2001
	Class R	.50%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware International Value Equity Fund	Class A	.25%		April 19, 2001
	Class B	1.00%	1.00%	April 19, 2001
	Class C	1.00%	1.00%	April 19, 2001
	Class R	.50%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware Global Value Fund	Class A	.25%		April 19, 2001
	Class B	1.00%	1.00%	April 19, 2001
	Class C	1.00%	1.00%	April 19, 2001
	Class R	.50%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware Focus Global Growth Fund	Class A	.25%		December 29, 2008
	Class C	1.00%	1.00%	December 29, 2008
	Class R	.50%		December 29, 2008
	Institutional Class			December 29, 2008
Delaware Macquarie Global Infrastructure Fund	Class A	.25%		December 30, 2009
	Class C	1.00%	1.00%	December 30, 2009
	Class R	.50%		December 30, 2009
	Institutional Class			December 30, 2009

DELAWARE DISTRIBUTORS, L.P.		DELAWARE GROUP GLOBAL &
DELAWARE DISTRIBUTORS, INC.,		INTERNATIONAL FUNDS
General Partner		on behalf of the Series listed on Schedule I

By:	/s/ J. Scott Coleman	By:	/s/ Patrick P. Coyne
	Name: J. Scott Coleman		Name: Patrick P. Coyne
	Title: President		Title: President